Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Mojo Organics, Inc. (the Company”) on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission (the Report”), I, Glenn Simpson, Principal Executive and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/Glenn Simpson
Name:	Glenn Simpson
Title:	Chief Executive Officer (Principal Executive and Principal Financial Officer )
Date:	July 8, 2013

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Mojo Organics, Inc., and will be retained by Mojo Organics, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.